Exhibit 10.2

                   COMMERCIAL/INDUSTRIAL LEASE

   LEASE OF SPACE AT 6906 SOUTH 300 WEST, MIDVALE, UTAH  84047.


DATED AS OF September 16, 1996.

1.     TERMS DEFINED

     Each reference in this Lease to any of the following terms shall mean:


1.1     Lessor.  Seventy Second South Partnership, a Utah Limited Partnership.

1.2     Lessor's Address.  179 West 4750 North, Provo, Utah  84604

1.3     Lessee.  Flexpoint, Incorporated, a Utah corporation

1.4     Lessee's Address.  6906 South 300 West, Midvale, Utah 84047

1.5     Building Address. 6906 South 300 West, Midvale, Utah 84047

1.6     Lessee's Floor Space ("Premises").  100% percent of building.

1.7     Total Rentable Floor Space.  10,500 square feet.

1.8 Lease Term. Commencing on the Scheduled Term Commencement Date and ending on October 31, 1999.
        a.     Scheduled Term Commencement Date.  October 15, 1996.

1.9.    Rent.

  1.9.1  Prepaid Rent.                $2,723.00   (See Exhibit "D")
  1.9.2  Monthly Rent.                     $4,965.00 (includes Imposition Base
                                                      and Operating Expense
                                                      Base)
  1.9.3  Lessee's Share of Imposition.         100%
  1.9.4  Imposition Base.                    $356.00       Per month
  1.9.5  Lessee's Share of Operating Expense.  100%
  1.9.6  Operating Expense Base.             $127.00       Per month
        (Operating Expense Base does not include
        trash removal costs and does not include
        snow removal costs).
  1.9.7  Security Deposit.                 $6,000.00

1.10 Permitted Uses. General officing, warehousing, distribution, research, development, and manufacturing.

1.11 Acknowledgment of Ground Lease. Parties hereto acknowledge the existence of a ground lease executed between Joffs, Inc. and Seventy Second South Partnership on March 21, 1979.

1.12 Limits of Comprehensive Liability Insurance: For injury or death to a single person and property damage - $1,000,000 combined coverage.

1.13 Exhibits: The following are attached hereto and incorporated herein by reference:

         EXHIBIT A - Building/Lot Plan (as highlighted)
         EXHIBIT B - Improvements to be made by Lessor
         EXHIBIT C - Services to be performed by Lessor
         EXHIBIT D - Rider to Lease

 .2     PREMISES AND TERMS

2.1 Premises. Lessor hereby leases to Lessee, subject to and with the benefit of the provisions of this lease, Lessee's Floor Space ("Premises") in the Building.

2.2 Common Area. Lessee shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules from time to time made by Lessor of which Lessee is given notice:

2.3 Land Common Area: Common walkways, sidewalks, and driveways necessary for access to the Building, landscaping and parking spaces or area, from time to time maintained on the real property upon which the building is situated ("Lot"), and to the extent from time to time arranged by Lessor, on adjacent property at Lessor's own discretion.

2.4 Lessor's Reserved Rights in Common Area. Lessor reserves the right from time to time, without unreasonable interference with Lessee's use, to alter and relocate any common facility; provided however, that the substitutions are substantially equivalent or better in quality.

2.5 Term. The Lease Term shall commence on the Scheduled Term Commencement Date and shall continue until the end of the Lease Term, unless extended pursuant to Section 4.1 or unless sooner terminated as herein provided.

3.     RENT

3.1 Rent, Monthly Payment. Lessee shall pay Lessor Monthly Rent, in advance on the first day of each calendar month, for each full calendar month of the Lease Term and for the appropriate fraction of a calendar month at the beginning and end of the Lease Term.

3.2     Rent Escalation.   See Exhibit "D"

3.3. Rental Tax; Cost and Expenses. Lessee shall pay when due, taxes levied or assessed against Lessor by reason of this Lease on the rent or any other payment required to be made hereunder whether said taxes are assessed solely on the rental payment hereunder or jointly with other rentals collected pursuant to law or ordinance existing or hereafter enacted (other than taxes levied on the net income to Lessor derived therefrom as part of a state or federal income tax law applicable to Lessor's income generally).

3.4 Operating Expense Escalation. Lessee shall pay Lessor, as additional rent, Lessee's Share of Operating Expense, multiplied by the amount, if any, by which the Operating Expenses increase over the Operating Expense Base. The amount due Lessor hereunder if any shall be estimated by Lessor annually and such estimate shall be payable to Lessor in monthly installments over such year. At year end, the actual Operating Expenses incurred during that year shall be determined by Lessor, and any adjustment in such estimate shall be made, with additional payments by or refunds to Lessee, as appropriate. "Operating Expense" shall include reasonable and necessary expenses incurred by Lessor for the insurance of the Building and the , maintenance and insurance of the Land Common Area.

3.5 Imposition Escalation; Personal Property Taxes. Lessee shall pay to Lessor, as additional rent, Lessee's Share of Imposition multiplied by the amount, if any, by which the Imposition increases over the Imposition Base. The amount due Lessor hereunder, if any, shall be estimated by Lessor annually, and such estimate shall be payable to Lessor in monthly installments over such year. At year end the actual imposition shall be determined by Lessor, and any adjustment in such estimate shall be made, with appropriate additional payments by or refunds to Lessee, as appropriate. "Imposition" shall mean any form of real estate tax, assessment, license fee, levy penalty or tax (other than inheritance, rental, income, or estate taxes) imposed by any authority or agency having the direct or indirect power to tax. Lessee shall also pay all personal property taxes in full for its personal property on the Premises or used in connection therewith.

3.6 Proration First and Last Year. If the first or the final Lease years shall contain less than twelve months, the additional rent payable under
Section 3.3, 3.4 and 3.5 for such lease years shall be prorated. Lessee's obligation to pay additional rent for the final lease year shall survive the expiration of the term of this Lease.

3.7 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by terms of any mortgage or trust deed covering the premises. Accordingly, if any monthly rent, additional rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after that said amount is due, then Lessee shall pay to Lessor a late charge equal to ten (10) percent of such overdue amount, plus any attorney's fees incurred by Lessor by reason of Lessee's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason the late payment by Lessee. Acceptance of such late charge by the Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

3.8 Security Deposit. The Security Deposit deposited by Lessee with Lessor shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the term hereof. If Lessee defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Lessor may (but shall not be required to ) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any other loss or damage which Lessor may incur by reason of Lessee's default. If any portion of said deposit is so used or applied, Lessee shall, within five (5) days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a default under this Lease. Lessor shall not be required to keep this security deposit separate from its general funds and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit, or any balance thereof shall be returned to Lessee, or at Lessor's option, to the last assignee of Lessee's interest hereunder) within ten (10) days following expiration of the Lease Term. In the event of assignment of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest.

4.         ALTERATIONS/CONSTRUCTION

4.1 Lessor's Improvements. The Lessor shall not be required to make any alterations, improvements or additions in or about the Premises, unless, and only to the extent specifically listed on Exhibit "B" hereto.

4.2 Completion. In the event Lessor is so required to improve the Premises as listed on Exhibit "B" , Lessor agrees to use due diligence to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date. In case of delays due to inclement weather, governmental regulation, inability to obtain labor or materials, labor difficulties, casualty, acts of God or other causes beyond Lessor's reasonable control, the Scheduled Term Commencement Date and the Lease Term shall be extended by a period equal to such delays without liability on the part of Lessor. If the Premises are not ready for occupancy at the end of said extension, Lessee's sole right shall be to terminate this Lease and Lessor shall in no case be liable for failure to have the Premises ready for occupancy.

4.3     Lessee's Alterations; Trade Fixtures.

a. The Lessee shall not make any alterations, improvements, additions or utility installations (including power panels) in or about the Premises without the prior consent of the Lessor in writing, which shall not be unreasonably withheld. If consented to by the Lessor, those alterations, improvements, additions or utility installations shall be performed at the sole cost and expense of the Lessee in compliance with all applicable statutes, ordinances and regulations. Upon expiration of the term of the Lease, they shall be considered a part of the Building and remain therein unless the Lessor shall request their removal, in which event they shall be promptly removed by the Lessee and the Premises replaced in the condition existing on the date of the commencement of the term of this Lease.
b. Trade fixtures, equipment or other personal property which are installed in the Premises by the Lessee and are not permanently affixed to the walls, ceilings, floors or other part thereof shall remain the property of the Lessee and, providing that the Lessee is not in default in performance of this Lease, they may be removed by the Lessee at any time during the term of this Lease. (Lessee shall have the right to install swamp coolers on the roof at Lessee's own expense, which swamp coolers shall become a permanent part of the premises
and not be removed by Lessee.   However, in order to not void the Lessor's
responsibility to maintain the roof throughout the term of the Lease, the Lessee shall contract with Lessor's roofer, at Lessee's expense, to oversee Lessee's installation. The Lessee shall also have the right to upgrade the existing electrical panels, provided that such upgrade shall comply with all existing building codes and shall be at the sole cost and expense of the Lessee.)

4.4 No Liens. Lessee shall within five (5) days after the attachment of any lien or claim, pay and discharge or secure the release from the Building and/or the Lot or any lien or claim of lien arising out of or in connection with construction work by or for the account of Lessee; and Lessee shall promptly indemnify Lessor from and against all loss, cost, damage, injury, or expense in connection with any such lien or claim of lien, including, without limitation, reasonable attorneys' fees.

5.     SERVICE AND REPAIRS

5.1 Basic Services and Repairs. Lessor shall furnish the services described in Exhibit "C" hereto.

5.2 Interruption. There shall be no rental abatement. Lessor shall not be liable for interruption of any service due to accident, making of repairs, alterations or improvements, unusually severe weather, unusual difficulty or inability in obtaining services or supplies from sources usually used for the Building, labor difficulties, governmental regulations, or other cases beyond Lessor's reasonable control.

5.3 Trash Service, Rubbish and Snow Removal. Lessor shall designate a contractor or agent for the removal of trash, rubbish and snow from the Premises. Such contractor or agent shall not be under the direction or control of Lessee. Lessee shall deposit all rubbish in the manner and location designated by Lessor. Lessee shall pay Lessor, as additional rent, upon demand, for said removal pursuant to Exhibit "C" hereto.

5.4 Maintenance and Repair. Except for those services to be performed by Lessor as listed on Exhibit "C" hereto, Lessee shall keep the Premises in good order and repair, including (without limitation) replacement of broken window glass and door glass, irrespective of cause, including all replacement of light bulbs, tubes, ballasts and starters within a reasonable time after they burn out.

5.5 Service Contracts. Lessee shall keep all mechanical systems, (heating, air conditioning, etc.) which exclusively serve the Premises in good order and repair, and in order to meet such obligation, Lessee agrees to obtain, and maintain in effect throughout the Lease Term, service contracts acceptable to Lessor providing for periodic inspection, repair and maintenance of such mechanical systems. Lessee shall notify Lessor of the name and address of the Service contractor(s) and of the terms and conditions of such contract(s). If Lessee shall fail to so obtain service contractor(s) and so notify Lessor, or if the contracts are not being reasonably performed, Lessor shall have the right to cure such default and obtain such service contracts, at the expense of Lessee as provided in Section 8.3 hereof.

6.     LESSEE'S COVENANTS

6.1 Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone service and other service metered to the Premises. Lessee shall pay its pro rata share (as determined by the percentage of the Building used by Lessee) of all water, gas, heat, light, power, telephone service and other services not separately metered to the Premises, but generally metered to the Building. Lessor further reserves the right to install separate meters for any public utility servicing the Premises for which a meter is not presently installed, in which event Lessee shall make payments when due directly to the public utility involved. If separate meters are installed by Lessee, the cost, deposit and installation shall be at Lessee's expense. If Lessee uses water service which is not separately metered to Lessee for other than restroom purposes, the resulting increased monthly water charge may, at the option of the Lessor, be charged to Lessee. Lessor shall have no liability and this lease shall not be terminated for failure of such utility services for any reason beyond Lessor's reasonable control.

6.2 No Sublease or Assignment. Without on each occasion obtaining a prior written consent of Lessor, not to be unreasonably withheld, Lessee shall not assign this Lease, or make any sublease (any purported assignment or sublease without such consent shall be void). Lessee shall reimburse Lessor promptly for reasonable legal and other expenses incurred by Lessor in connection with any request for such a consent. Consent to any such assignment or subletting shall not relieve or release Lessee of Lessee's responsibilities under this lease unless specifically agreed to in writing by Lessor.

6.3 Indemnity. Lessee shall indemnify Lessor from and against any liability for injury, loss, accident, or damage to any person or property and from any claims, actions, proceedings and costs in connection therewith, including reasonable attorney's fees arising from omission, fault, negligence or other misconduct of Lessee, or arising from any use made or things done or occurring in the Premises, and to keep all Lessee's employees working in the Premises covered by workman's compensation insurance, furnishing Lessor with certificates thereof.

6.4 Comprehensive Liability Insurance. Lessee shall keep and maintain with insurance carriers acceptable to Lessor, comprehensive liability insurance applying to the activities of Lessee in and in connection with the Premises, with limits of liability of not less than the amount set forth in Section
1.12. hereof, for injury to or death of a single person, per occurrence, and for property damage. Said insurance shall cover the alterations and improvements to the premises by the Lessee both prior to the scheduled term commencement date and thereafter and shall cover claims under Worker's Compensation Laws. Lessee shall furnish Lessor with a certificate of such insurance which shall name Lessor and any mortgagee of the Lot and/or Building, as an additional insured and shall provide for non-cancellation without thirty (30) days prior written notice to Lessor and said mortgagee. Failure on the part of the Lessee to renew such insurance at least thirty days prior to the expiration date thereof, from time to time, shall constitute an event of default equivalent to failure to pay an installment of Monthly Rent due hereunder.

6.5 Insurance. Lessor shall maintain insurance on the Building (excluding any fixtures and items installed or paid for by Lessee which Lessee is entitled to or required to remove, which insurance Lessee shall provide) against damage by fire and the perils now specified in the current standard extended coverage endorsement in an amount equal to at least one hundred percent (100%) of replacement cost of the Building as determined by Lessor, and shall include six month rent loss coverage.

6.6 Insurance Subrogation. Any insurance carried by either party with respect to the Premises and property therein or occurrence thereon shall include a clause or endorsement denying to the insurer right of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, not withstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the injury or loss covered thereby.

6.7 Signs. Lessee shall not, without the prior written consent of Lessor which shall not be unreasonably withheld (a) paint or place any signs on the Premises or anywhere on or in the Building or (b) place any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, in the Premises or anywhere on or in the Building visible from outside the Premises. Lessor reserves the right to disapprove of signs, curtains, blinds, shades, and awnings on wholly aesthetic grounds. Lessee shall pay the expenses involved in the erection of any sign and obtaining of a permit therefor. Lessee warrants that it shall obtain all necessary permits prior to erecting any such sign and the Lessee shall remove said sign on the termination of this lease.

6.8 Entry and Inspection. Lessee shall permit Lessor and Lessor's agents to examine the Premises at reasonable times, and if Lessor shall so elect, to make any repairs or replacements Lessor may deem necessary. Lessor may show the Premises to prospective purchasers and tenants during the ninety 90) days preceding expiration of the Lease term and Lessor may place a sign in front of the building during the forty-five (45) days preceding the expiration of the Lease Term.

6.9 Permitted Uses and Hazardous Substances. Lessee shall use the Premises, Lot and/or Building for the Permitted Use only. Lessee agrees not to commit, or allow to be committed, waste on the Premises, not to injure, overload or deface the Premises, the Lot or the Building, nor to permit any auction sale, storage of flammable fluids or chemicals, nuisances, or the emission of any objectional noise or odor in the Premises, nor to permit any use of the Premises which is offensive or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or additions to the Building.

Notwithstanding anything herein to the contrary, the Lessee may store and use chemicals and flammable fluids as required for the manufacturing and development of the Lessee's process provided that such use and disposal of said chemicals and flammable fluids shall be within the guidelines of the EPA.

The Lessor represents that to the best information, belief and present knowledge of the Lessor's representatives, there are no violations of state and federal environmental laws on the premises.

Lessee shall comply with all laws, ordinances, orders or regulations of any public authority for any use made by Lessee, and Lessee shall procure all licenses and permits so required for such use. Lessee shall not interfere with the quiet enjoyment of other lessees in the Building or in other buildings on the adjacent lots nor shall Lessee undertake any activity nor pursue any practice likely to result in picketing of the Building or any part thereof.

Without limiting the foregoing, Lessee shall comply with all governmental rules and regulations pertaining to hazardous or toxic substances and the sale or storage thereof, and further agrees as follows:
(1) Lessee shall not violate any Federal, State (including, but not limited to Utah Code Annotated Section 26-14e-101 et seq (1953 as amended) relating to Underground Storage Tanks), or local law, ordinance, or regulation relating to industrial hygiene or to the environmental conditions on, under, or about the Premises including, but not limited to, soil and groundwater or dispose of on, under or about the Premises or transport to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, ("Hazardous Materials"). Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sec 9601-9657, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sec 1801-1812, and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec 6901-6987.
(2)  Lessee shall not release or threaten release of hazardous wastes on,
from, or under the Premises,      except as may have previously been disclosed
to and consented by Lessor in writing.
(3)  Lessee shall immediately advise Lessor in writing of (i) any and all
enforcement, cleanup, remedial,      removal, or other governmental or
regulatory actions instituted, completed, or threatened pursuant to any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials affecting the Premises, and (ii) all claims made or threatened by any third party against Lessee in regard to the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.
(4) Lessee indemnifies and holds Lessor harmless from any cost, loss or damage arising from any Hazardous Waste brought onto the Premises by or for Lessee or under Lessee's control, including attorney's fees and court costs incurred in defense of any action for such cost, loss or damage.
(5) Lessee's agreement under this subparagraph shall survive any foreclosure of Lessee's interests in the Premises.

7.     CASUALTY AND TAKING

7.1 Termination or Reconstruction. If during the Lease Term, the Premises, Building or Lot, or any substantial part thereof are damaged materially by fire or other casualty thereof, or receive compensable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate at Lessor's election by written notice given thirty (30) days after the casualty or taking has occurred. In case of damage to or taking part of the Premises, (a) if the remainder is insufficient for use of Lessee's purposes, or (b) in case of such damage or taking if the time needed to do the construction work necessary to put the Premises or such remainder in proper condition for use and occupation is reasonably estimated by Lessor to exceed six (6) months, or (c) Lessor does not commence within sixty (60) days after the damage or the surrender of the part taken and proceed with reasonable diligence, to do such work, Lessee's sole right shall be the option to terminate this Lease, without penalty, by notice given to Lessor within thirty
(30) days after the right to terminate arises.

In the event of a termination by Lessor or Lessee hereunder, monthly rent and additional rent shall be apportioned as of the date of the right to terminate arises.

If in any such case the Lease is not so terminated, a just proportion of the rent according to the nature and extent of the injury shall be abated until the Premises (or in case of taking what may remain thereof), excluding any fixtures or items installed or paid for by Lessee which Lessee is entitled or required to remove pursuant hereto, shall have been put by Lessor into proper condition. In case of a taking which permanently reduces the area of Lessee's Floor Space, a just proportion of the Monthly Rent shall be abated for the remainder of the Lease Term and Lessee's Share of Operating Expenses and Lessee's Share of Imposition shall be adjusted as determined by Lessor.

7.2 Lessor Reserves Compensation. Lessor reserves all rights to compensation for damage to the Premises, the Building, the Lot and the leasehold hereby created, accruing by reason of exercise of eminent domain or by reason of anything lawfully done by public authority; provided, however, nothing herein shall be deemed to give Lessor any interest in or require Lessee to assign to Lessor any award made to Lessee for the taking of personal property or fixtures belonging to Lessee and removable by Lessee on termination of this Lease, for interruption of damage to Lessee's business, or for Lessee's moving expense.

8.     DEFAULT

8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default on the part of the Lessee:
     a. Vacation or abandonment of the Premises unless the Lessee continues to pay rent and perform all of its other obligations under the Lease.
     b. Failure to pay any installment of Monthly Rent or other monies due and payable hereunder, said failure continuing for a period of three (3) days after receipt of written notice of such default.
     c. Default in the performance of any of Lessee's covenants, agreements or obligations hereunder, said default (except default in the payment of any installment of Monthly Rent, or other monies) continuing for thirty (30) days after written notice thereof from Lessor to Lessee.
     d.  A general assignment by Lessee for the benefit of creditors.
     c. The filing of a voluntary petition in bankruptcy by Lessee, the filing of a voluntary petition for an arrangement, the filing of a petition voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Lessee's creditor, said involuntary petition remaining undischarged for a period of sixty(60) days.
     e. Receivership, attachment or other judicial seizure of substantially all of Lessee's assets or the Premises, such attachments or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof.

     8.2      Lessor's Remedies.

     a. Damages: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder. In the event that Lessor terminates this lease then Lessor may recover from Lessee:
     b. The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
     c. The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided, plus
     d. The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus
     e. any other amount necessary to compensate Lessor for all the damage caused by Lessee's failure to perform it's obligations under this Lease or
which in the ordinary course of   things would be likely to result therefrom;
plus

     f. such reasonable attorney's fees and court costs incurred by Lessor prior to suit, after suit, on appeal, or in protection of Lessor's rights in any bankruptcy proceeding; and
     g.  interest on such sums at ten percent (10% per annum).
The term "Rent", as used herein, shall be deemed to be and to mean the monthly rent, additional rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.
     h. Re-entry. In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Lessee.
     i. Election. In the event of the vacation or abandonment of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 8.2.2 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then Lessor may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied; first, to reasonable attorney's fees and court costs incurred by Lessor as a result of such default, and costs in the event suit is filed by Lessor to enforce such remedies, second to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; third to the payment of any cost of such reletting, fourth to the payment of the cost of any alterations and repairs to the Premises; fifth to the payment of Rent; and the residue, if any, shall be held by Lessor and applied in payment of future Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of Rent hereunder, be less than the Rent payable during the month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid
monthly.   Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     j. Termination. No re-entry or taking possession of the Premises by Lessor pursuant to this Article shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

8.3 Right to Cure. In addition to the foregoing remedies and so long as this Lease is not terminated, Lessor shall have the right but not the obligation to remedy any default of Lessee and to add to the Monthly Rent payable hereunder all of Lessor's reasonable costs in so doing, with interest at the rate of eighteen percent (18%) per annum from the date of such expenditure until the same is repaid.

8.4 Remedies Cumulative. The rights, privileges, elections and remedies of Lessor in this Article 8 are cumulative and not alternative.

9.     MISCELLANEOUS

9.1 Holding Over. Should Lessee, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rent equal to the Monthly Rent, plus fifty percent (50%) of said Monthly Rent. This inclusion of the preceding sentence shall not be construed as Lessor's permission for Lessee to hold over.

9.2 Surrender. Upon the expiration of the Term or early termination thereof, Lessee shall promptly surrender the Premises in good and clean condition, and remove any signs, fixtures, or equipment and improvements as provided in Section 4.2 hereof.

9.3 Notices. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing sent by certified mail, return receipt requested, or it shall be delivered personally. Notices and payments shall be addressed to Lessor's Address and Lessee's Address or at such other source as may have been specified by prior notice.

9.4 Successors and Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the Lessor named herein shall be liable for obligations accruing before the beginning of the Lease Term, and thereafter each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership, said liability terminating upon termination of such ownership and passing to the successor in ownership.

9.5 Limitation of Lessor's Liability. The obligations of Lessor under this Lease do not constitute personal obligations of the individual parties, directors, officers, shareholders or partners of Lessor, or its successors or assigns, and Lessee shall look solely to the real estate that is the subject of this Lease and to no other assets of the Lessor, or its successors or assigns, for satisfaction of any liability in respect to this Lease and will not seek recourse against the individual parties, directors, officers, or shareholders of Lessor, or its successors of assigns, or any of their personal assets for such satisfaction.

9.6 No Waiver. The failure of Lessor or of Lessee to seek redress for violation, or to insist upon the strict performance of any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Lessor of Monthly Rent, additional rent or other monies due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

9.7 Severability. If any term of this Lease, or the application thereof, to any person or circumstances shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

9.8 Offset Statements. Lessee agrees from time to time that within fifteen (15) days of receipt of written request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that (a) this Lease is unmodified and in full force and effect, (b) Lessee has no defenses, offsets or counterclaims against its obligations to pay the Monthly Rent and other monies hereunder and to perform its other covenants under this Lease, or (c) if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications, and if, there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail, and (d) the dates to which the rent has been paid and the amount of any Prepaid Rent. Any such statement delivered pursuant to this
Section 9.8 may be relied upon by any prospective purchaser, or mortgagee or encumbrancer of the Premises or any prospective assignee of any mortgage or encumbrance upon the premises.

9.9 Attornment. Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by the Lessor, its successors or assigns, encumbering the Premises, Building or Lot, or any part thereof, or in the event of termination of the Ground Lease, attorn to the purchaser upon such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

9.10 Subordination. The rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, Building or Lot, and to all advances made, or hereafter to be made upon the security thereof, provided, however, that notwithstanding such subordination, as long as the Lessee herein is not in default under any of the terms, covenants and conditions of this Lease, neither this Lease nor any of the rights of Lessee shall be terminated or subject to termination by any trustee's sale or by any proceeding or action in foreclosure. If requested, Lessee agrees to execute whatever documentation may be required to further effect the provisions of this Section.

9.11. Agency Disclosure. At the signing of this Agreement, the listing agent, Robert L. Mills, represents the Lessor, and the selling agent, Robert
L. Mills represents the Lessee. Both Lessor and Lessee confirm that prior to signing this Agreement, written disclosure of the agency relationship(s) was provided to him/her.
( WO  ) Lessor's initials     ( DMO ) Lessee's initials

     IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Lease on the day and year first above written.

LESSOR:
SEVENTY SECOND SOUTH
PARTNERSHIP, a Utah Limited Partnership

BY: /s/ Wallace Ohvan
    ------------------
TITLE: Gen. Part.
       ---------------

LESSEE:
FLEXPOINT, INCORPORATED, A UTAH CORPORATION

BY: /s/ Douglas Odom
   ----------------------------
     DOUGLAS ODOM, PRESIDENT


                            EXHIBIT B


              IMPROVEMENTS TO BE PROVIDED BY LESSOR


No improvements to be made by Lessor except for the following:

The Lessor shall repair, at Lessor's own expense, the cracked and sunken concrete floor in the northwest corner of the building. The Lessor shall also repair the overhead door and replace the broken kick panels near the front door.




( WO      )  Lessor's initials
( DMO     )  Lessee's initials


                            EXHIBIT C

                   SERVICES PROVIDED BY LESSOR

Lessor is to arrange for contract services for trash and snow removal and landscape maintenance as needed. If snow and trash removal are not included in the Operating Expense Base (by appropriate designation in Section 1.9.6 hereof) Lessee shall pay Lessor, as additional rent, upon demand, its prorata portion (as determined by the percentage of the Building used by Lessee) of the cost of such removal and maintenance.

At its own expense, and not as part of the Operating Expense, Lessor agrees for the term of this Lease to maintain the roof in good condition and repair and to repair any latent defects in the exterior walls, floor, and foundations, and to repair any damage that might result from acts of Lessor or Lessor's representatives.

The Lessor shall be responsible for all mechanical, lighting, electrical and plumbing equipment to be in good working order for the first year of this Lease, at its own expense.

Lessor shall not, however, be obligated to repair any such damage until written notice of the need of repair shall have been given to Lessor and after such notice is so given, Lessor shall have a reasonable time in which to make such repair.


( WO      ) Lessor's initials
( DMO     ) Lessee's initials

                           EXHIBIT "D"

                          RIDER TO LEASE


Base Rent:     $8,723.00 shall be paid upon the execution of this Lease, of which $2,723.00 represents the rent  for the balance of the month of  October,
1996  and of  which $6,000.00 represents the security deposit.    Then
beginning November 1, 1996 the Lessee shall pay $4,965.00 to the Lessor on the first day of each and every month until this Lease has expired.

Option to Renew: The Lessee shall have the option to renew this Lease for two (2) additional one-year terms under the same terms and conditions as the original lease except for the monthly base rent which shall be $5,710.00 for year 4, and $5,995.00 for year 5. The Lessee shall exercise this option by giving the Lessor 90 days prior written notice of the Lessee's intent to
renew.   The Lessee's right to renew this Lease is contingent upon the Lessee having complied with all previous terms and conditions of the Lease.

Early Occupancy: The Lessee herein shall have the right to enter the premises and begin setting up, improving etc. as soon as the following has occurred.

1. The Lease is fully executed and a check for $10,965.00 has been deposited with the Lessor.
2.     The Lessee has placed the utilities in Lessee's own name.
3.     The Lessee has complied with the insurance provisions of this Lease.

It is the intention of the parties that the Lessee may take immediate occupancy to accomplish setting up and improving the facility. At the same time, the Lessor will be repairing the cracked and sunken floor and roof, if necessary; however, if the Lessor is unable to complete these improvements on or before October 15, 1996, all rent shall abate until the earlier of November 15, 1996 or the date the Lessor completes these improvements. If the Lessor does not complete these improvements by November 15, 1996, the Lessee may cancel this Lease without further liability. If the improvements are completed by November 15, 1996, the Lease shall be in full force and effect.




( WO       ) Lessor's initials
( DMO      ) Lessee's initials